Exhibit 99.1
News

FOR IMMEDIATE RELEASE
Media Contact Information: Sandy Pound	Investor Contact Information: Rafael Tejada
Thermo Fisher Scientific	Thermo Fisher Scientific
Phone: 781-622-1223	Phone: 781-622-1356
E-mail: sandy.pound@thermofisher.com	E-mail: rafael.tejada@thermofisher.com

Thermo Fisher Scientific Reports First Quarter 2023 Results

WALTHAM, Mass. (April 26, 2023) – Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, today reported its financial results for the first quarter ended April 1, 2023.

First Quarter 2023 Highlights

•Delivered very strong financial results during the first quarter.
•First quarter revenue was $10.71 billion, 9% lower versus the same quarter last year. Core organic revenue growth was 6%.
•First quarter GAAP diluted earnings per share (EPS) was $3.32.
•First quarter adjusted EPS was $5.03.

•Launched a range of high-impact, innovative new products, including the Thermo Scientific iCAP RQ Plus ICP-MS Analyzer to simplify analysis of trace elements, including identification of heavy metals in water and soil as well as toxic elements in food and beverages; the Applied Biosystems QuantStudio Absolute Q AutoRun dPCR, an automated digital PCR solution to increase productivity for molecular research, including cell and gene therapy and cancer research; and the Invitrogen DynaGreen, microplastic-free magnetic beads for protein purification, helping our customers to reduce the environmental impact of life science research.

•Continued to strengthen our unique customer value proposition by advancing our strategic partnership with the University of California, San Francisco (UCSF), with the opening of a new cell therapy cGMP manufacturing and collaboration center to accelerate development of breakthrough therapies.

•Secured agreements to power all current U.S. sites with 100 percent renewable energy by 2026, contributing significantly to our commitment of a 50% reduction in Scope 1 and 2 greenhouse gas emissions by 2030.

•Active quarter of capital deployment, repurchasing $3.0 billion of stock, increasing our dividend by 17 percent, and completing the acquisition of The Binding Site.

“We delivered another quarter of very strong financial performance, driven by our proven growth strategy and powered by our PPI business system.” said Marc N. Casper, chairman, president and chief executive officer of Thermo Fisher Scientific. “The team executed very well to navigate a dynamic macroenvironment, enable our customers’ success, and drive share gain.”

Casper added, “We are incredibly well positioned to deliver differentiated performance, as we continue to create value for all of our stakeholders and build an even brighter future for our company.”

First Quarter 2023

Revenue for the quarter declined 9% to $10.71 billion in 2023, versus $11.82 billion in 2022. Organic revenue was 8% lower, Core organic revenue growth was 6%, and COVID-19 testing revenue was $0.14 billion.

GAAP Earnings Results

GAAP diluted EPS in the first quarter of 2023 was $3.32, versus $5.61 in the same quarter last year. GAAP operating income for the first quarter of 2023 was $1.56 billion, compared with $2.82 billion in the year-ago quarter. GAAP operating margin was 14.6%, compared with 23.9% in the first quarter of 2022.

Non-GAAP Earnings Results

Adjusted EPS in the first quarter of 2023 was $5.03, versus $7.25 in the first quarter of 2022. Adjusted operating income for the first quarter of 2023 was $2.33 billion, compared with $3.45 billion in the year-ago quarter. Adjusted operating margin was 21.8%, compared with 29.2% in the first quarter of 2022.

Annual Guidance for 2023

The company will provide updates on its 2023 financial guidance during its earnings conference call this morning at 8:30 a.m. Eastern time.

Use of Non-GAAP Financial Measures

Adjusted EPS, adjusted net income, adjusted operating income, adjusted operating margin, free cash flow, organic revenue growth and Core organic revenue growth are non-GAAP measures that exclude certain items detailed after the tables that accompany this press release, under the heading “Supplemental Information Regarding Non-GAAP Financial Measures.” The reconciliations of GAAP to non-GAAP financial measures are provided in the tables that accompany this press release.

Conference Call

Thermo Fisher Scientific will hold its earnings conference call today, April 26, 2023, at 8:30 a.m. Eastern Time. To listen, dial (844) 200-6205 within the U.S. or (929) 526-1599 outside the U.S. The conference ID is 487376. You may also listen to the call live on our website, www.thermofisher.com, by clicking on “Investors.” You will find this press release, including the accompanying reconciliation of non-GAAP financial measures and related information, in that section of our website under “Financials.” An audio archive of the call will be available under “News & Events” through Friday, May 12, 2023.

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. is the world leader in serving science, with annual revenue over $40 billion. Our Mission is to enable our customers to make the world healthier, cleaner and safer. Whether our customers are accelerating life sciences research, solving complex analytical challenges, increasing productivity in their laboratories, improving patient health through diagnostics or the development and manufacture of life-changing therapies, we are here to support them. Our global team delivers an unrivaled combination of innovative technologies, purchasing convenience and pharmaceutical services through our industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services, Patheon and PPD. For more information, please visit www.thermofisher.com.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the duration and severity of the COVID-19 pandemic; the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers' capital spending policies and government funding policies; the effect of economic and political conditions and exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; any natural disaster, public health crisis or other catastrophic event; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent or pending acquisitions may not materialize as expected. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in our most recent annual report on Form 10-K, which is on file with the SEC and available in the “Investors” section of our website under the heading “SEC Filings.” While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

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Condensed Consolidated Statements of Income (unaudited)
	Three months ended
	April 1,	% of	April 2,	% of
(Dollars in millions except per share amounts)	2023	Revenues	2022	Revenues
Revenues	$10,710		$11,818
Costs and operating expenses:
Cost of revenues (a)	6,437	60.1%	6,214	52.6%
Selling, general and administrative expenses (b)	1,646	15.4%	1,808	15.3%
Amortization of acquisition-related intangible assets	606	5.7%	609	5.2%
Research and development expenses	346	3.2%	364	3.1%
Restructuring and other costs (c)	112	1.0%	2	0.0%
Total costs and operating expenses	9,147	85.4%	8,997	76.1%
Operating income	1,563	14.6%	2,821	23.9%
Interest income	146		18
Interest expense	(300)		(136)
Other income/(expense) (d)	(46)		(163)
Income before income taxes	1,363		2,540
Provision for income taxes (e)	(46)		(301)
Equity in earnings/(losses) of unconsolidated entities	(25)		(19)
Net income	1,292		2,220
Less: net income/(losses) attributable to noncontrolling interests and redeemable noncontrolling interest	3		5
Net income attributable to Thermo Fisher Scientific Inc.	$1,289	12.0%	$2,215	18.7%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$3.34		$5.66
Diluted	$3.32		$5.61
Weighted average shares:
Basic	386		392
Diluted	388		395

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$1,563	14.6%	$2,821	23.9%
Cost of revenues adjustments (a)	41	0.4%	11	0.1%
Selling, general and administrative expenses adjustments (b)	8	0.1%	7	0.0%
Restructuring and other costs (c)	112	1.0%	2	0.0%
Amortization of acquisition-related intangible assets	606	5.7%	609	5.2%
Adjusted operating income (non-GAAP measure)	$2,330	21.8%	$3,450	29.2%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$1,289		$2,215
Cost of revenues adjustments (a)	41		11
Selling, general and administrative expenses adjustments (b)	8		7
Restructuring and other costs (c)	112		2
Amortization of acquisition-related intangible assets	606		609
Other income/expense adjustments (d)	46		167
Provision for income taxes adjustments (e)	(171)		(169)
Equity in earnings/losses of unconsolidated entities	25		19
Adjusted net income (non-GAAP measure)	$1,956		$2,861

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$3.32		$5.61
Cost of revenues adjustments (a)	0.10		0.03
Selling, general and administrative expenses adjustments (b)	0.02		0.02
Restructuring and other costs (c)	0.29		0.01
Amortization of acquisition-related intangible assets	1.56		1.54
Other income/expense adjustments (d)	0.12		0.42
Provision for income taxes adjustments (e)	(0.44)		(0.43)
Equity in earnings/losses of unconsolidated entities	0.06		0.05
Adjusted EPS (non-GAAP measure)	$5.03		$7.25

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$729		$2,202
Purchases of property, plant and equipment	(458)		(640)
Proceeds from sale of property, plant and equipment	6		2
Free cash flow (non-GAAP measure)	$277		$1,564

Business Segment Information	Three months ended
	April 1,	% of	April 2,	% of
(Dollars in millions)	2023	Revenues	2022	Revenues

Revenues
Life Sciences Solutions	$2,612	24.4%	$4,231	35.8%
Analytical Instruments	1,723	16.1%	1,518	12.8%
Specialty Diagnostics	1,108	10.3%	1,482	12.5%
Laboratory Products and Biopharma Services	5,763	53.8%	5,442	46.0%
Eliminations	(496)	-4.6%	(855)	-7.1%
Consolidated revenues	$10,710	100.0%	$11,818	100.0%

Segment income and segment income margin
Life Sciences Solutions	$836	32.0%	$2,176	51.4%
Analytical Instruments	421	24.4%	301	19.8%
Specialty Diagnostics	280	25.3%	353	23.9%
Laboratory Products and Biopharma Services	793	13.8%	620	11.4%
Subtotal reportable segments	2,330	21.8%	3,450	29.2%
Cost of revenues adjustments (a)	(41)	-0.4%	(11)	-0.1%
Selling, general and administrative expenses adjustments (b)	(8)	-0.1%	(7)	0.0%
Restructuring and other costs (c)	(112)	-1.0%	(2)	0.0%
Amortization of acquisition-related intangible assets	(606)	-5.7%	(609)	-5.2%
Consolidated GAAP operating income	$1,563	14.6%	$2,821	23.9%

(a) Adjusted results in 2023 and in 2022 exclude charges for the sale of inventories revalued at the date of acquisition. Adjusted results in 2023 also exclude $31 of inventory write-downs associated with large-scale abandonment of product lines.
(b) Adjusted results in 2023 and 2022 exclude certain third-party expenses, principally transaction/integration costs related to recent acquisitions and charges/credits for changes in estimates of contingent acquisition consideration.
(c) Adjusted results in 2023 and 2022 exclude restructuring and other costs consisting principally of severance, impairments of long-lived assets, abandoned facility and other expenses of headcount reductions and real estate consolidations. Adjusted results in 2023 also exclude $18 of net charges for pre-acquisition litigation and other matters.
(d) Adjusted results in 2023 and 2022 exclude net gains/losses on investments. Adjusted results in 2022 also exclude $26 of losses on the early extinguishment of debt.
(e) Adjusted provision for income taxes in 2023 and 2022 excludes incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes and the tax impacts from audit settlements.
Notes:
Consolidated depreciation expense is $253 and $250 in 2023 and 2022, respectively.

Organic and Core organic revenue growth	Three months ended
April 1, 2023
Revenue growth	-9%
Acquisitions	1%
Currency translation	-2%
Organic revenue growth (non-GAAP measure)	-8%
COVID-19 testing revenue	-14%
Core organic revenue growth (non-GAAP measure)	6%

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Balance Sheets (unaudited)

	April 1,	December 31,
(In millions)	2023	2022

Assets
Current assets:
Cash and cash equivalents	$3,482	$8,524
Accounts receivable, net	7,922	8,115
Inventories	5,664	5,634
Other current assets	3,141	2,956
Total current assets	20,209	25,229
Property, plant and equipment, net	9,354	9,280
Acquisition-related intangible assets, net	17,972	17,442
Other assets	3,983	4,007
Goodwill	43,140	41,196
Total assets	$94,658	$97,154

Liabilities, redeemable noncontrolling interest and equity
Current liabilities:
Short-term obligations and current maturities of long-term obligations	$6,122	$5,579
Other current liabilities	9,762	11,431
Total current liabilities	15,884	17,010
Other long-term liabilities	7,206	7,087
Long-term obligations	29,135	28,909
Redeemable noncontrolling interest	123	116
Total equity	42,310	44,032
Total liabilities, redeemable noncontrolling interest and equity	$94,658	$97,154

Condensed Consolidated Statements of Cash Flows (unaudited)

	Three months ended
	April 1,	April 2,
(In millions)	2023	2022

Operating activities
Net income	$1,292	$2,220
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	859	859
Change in deferred income taxes	(146)	(339)
Other non-cash expenses, net	257	337
Changes in assets and liabilities, excluding the effects of acquisitions	(1,533)	(875)
Net cash provided by operating activities	729	2,202

Investing activities
Acquisitions, net of cash acquired	(2,704)	(40)
Purchases of property, plant and equipment	(458)	(640)
Proceeds from sale of property, plant and equipment	6	2
Other investing activities, net	14	8
Net cash used in investing activities	(3,142)	(670)

Financing activities
Repayment of debt	—	(375)
Net proceeds from issuance of commercial paper	1,027	626
Repayment of commercial paper	(523)	(1,259)
Purchases of company common stock	(3,000)	(2,000)
Dividends paid	(117)	(103)
Other financing activities, net	20	(34)
Net cash used in financing activities	(2,593)	(3,145)

Exchange rate effect on cash	(31)	(99)
Decrease in cash, cash equivalents and restricted cash	(5,037)	(1,712)
Cash, cash equivalents and restricted cash at beginning of period	8,537	4,491
Cash, cash equivalents and restricted cash at end of period	$3,500	$2,779

Free cash flow (non-GAAP measure)	$277	$1,564

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Supplemental Information Regarding Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures such as organic revenue growth, which is reported revenue growth, excluding the impacts of revenues from acquired businesses and the effects of currency translation. We also report Core organic revenue growth, which is reported revenue growth, excluding the impacts of COVID-19 testing revenue, and excluding the impacts of acquisitions and currency translation. We report these measures because Thermo Fisher management believes that in order to understand the company’s short-term and long-term financial trends, investors may wish to consider the impact of acquisitions, foreign currency translation and/or COVID-19 testing on revenues. Thermo Fisher management uses these measures to forecast and evaluate the operational performance of the company as well as to compare revenues of current periods to prior periods.

We report adjusted operating income, adjusted operating income margin, adjusted net income, and adjusted EPS. We believe that the use of these non-GAAP financial measures, in addition to GAAP financial measures, helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s core operating performance, especially when comparing such results to previous periods, forecasts, and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes. To calculate these measures we exclude, as applicable:

•Certain acquisition-related costs, including charges for the sale of inventories revalued at the date of acquisition, significant transaction/acquisition-related costs, including changes in estimates of contingent acquisition-related consideration, and other costs associated with obtaining short-term financing commitments for pending/recent acquisitions. We exclude these costs because we do not believe they are indicative of our normal operating costs.

•Costs/income associated with restructuring activities and large-scale abandonments of product lines, such as reducing overhead and consolidating facilities. We exclude these costs because we believe that the costs related to restructuring activities are not indicative of our normal operating costs.

•Equity in earnings/losses of unconsolidated entities; impairments of long-lived assets; and certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, including gains/losses on investments, the sale of businesses, product lines, and real estate, significant litigation-related matters, curtailments/settlements of pension plans, and the early retirement of debt. We exclude these items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

•The expense associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of up to 20 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•The tax impacts of the above items and the impact of significant tax audits or events (such as changes in deferred taxes from enacted tax rate/law changes), the latter of which we exclude because they are outside of our normal operations and difficult to forecast accurately for future periods.

We report free cash flow, which is operating cash flow excluding net capital expenditures, to provide a view of the continuing operations’ ability to generate cash for use in acquisitions and other investing and financing activities. The company also uses this measure as an indication of the strength of the company. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.

Thermo Fisher Scientific does not provide GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty and without unreasonable effort items such as the timing and amount of future restructuring actions and acquisition-related charges as well as gains or losses from sales of real estate and businesses, the early retirement of debt and the outcome of legal proceedings. The timing and amount of these items are uncertain and could be material to Thermo Fisher Scientific’s results computed in accordance with GAAP.

The non-GAAP financial measures of Thermo Fisher Scientific’s results of operations and cash flows included in this press release are not meant to be considered superior to or a substitute for Thermo Fisher Scientific’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the tables above.